Exhibit 99.1

News Corp and Telstra complete transaction to combine Foxtel and FOX SPORTS Australia

April 2, 2018 – News Corp and Telstra today announced the completion of the transaction to combine Foxtel and FOX SPORTS Australia. The commercial arrangements are unchanged from those announced on March 5, 2018.

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Contacts

News Corp

Media contact: Jim Kennedy +1 212 416 4064
Email: jkennedy@newscorp.com

Investor contact: Mike Florin +1 212 416 3363
Email: mflorin@newscorp.com

About News Corp
News Corp (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content to consumers throughout the world. The company comprises businesses across a range of media, including: news and information services, book publishing, digital real estate services, and cable network programming and pay-TV distribution in Australia. Headquartered in New York, the activities of News Corp are conducted primarily in the United States, Australia, and the United Kingdom. More information: http://www.newscorp.com.